QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.5

SUBLEASE AGREEMENT

I.
BASIC SUBLEASE INFORMATION

Effective Date:	The date this Sublease Agreement is executed by both Sublessee and Sublessor, subject to delivery of written consent to this Sublease by the Master Lessor (the "Effective Date").
Commencement Date:	August 1, 2004
Term:	Twenty Nine (29) months, unless terminated earlier in accordance with the terms of this Sublease.
Expiration Date:	December 31, 2006 (the "Expiration Date").
Access Rights:
Commencing on the Effective Date and continuing through day immediately preceding the Commencement Date for purposes of fitting out the Premises (to install items that are pertinent to Sublessee's business, including, but not limited to, cabling, telephone systems, furniture partitions and security systems) without charge to Sublessee.
Landlord:	FSP Montague Business Center Corp., a Delaware corporation ("Landlord" or "Master Lessor").
Premises:
Approximately 27,908 rentable square feet ("RSF"), located at 404 East Plumeria Drive, San Jose, California (the "Building"), as more particularly described and illustrated in EXHIBIT A attached hereto and made a part hereof (the "Premises").
Use:	General Office, research and development, light industrial/manufacturing, to the extent permitted under the Master Lease, and for no other purpose.
Rent Commencement Date:	August 1, 2004

Monthly Rent:	From and including the Commencement Date through and including December 31, 2004: Eleven Thousand One Hundred Sixty Three and 20/100 Dollars ($11,163.20) per month;
From and including January 1, 2005 through and including December 31, 2005: Sixteen Thousand Four Hundred Sixty Five and 72/100 Dollars ($16,465.72) per month; and
From and including January 1, 2006 through and including the Expiration Date: Twenty Two Thousand Six Hundred Five and 48/100 Dollars ($22,605.48) per month.
Prepaid Rent:	Upon execution of this Sublease, Sublessee shall tender to Sublessor the Monthly Rent and the estimated Additional Rent for the first month in the amount of Twenty One Thousand Two Hundred Nine and 20/100 ($21,209.20).
Security Deposit:	Upon execution of this Sublease, Sublessee shall tender Thirty Two Thousand Six Hundred Fifty One and 48/100 Dollars ($32,651.48) to Sublessor upon execution of this Sublease as the "Security Deposit".
Sublessee's Proportionate Share of Sublessor's Proportionate Share:	Sublessee shall pay its proportionate share of all operating costs, including real property taxes, common area maintenance, property insurance and assessments incurred by Sublessor for the Premises, which is estimated at $10,046.00 per month to be paid in advance, with annual reconciliation upon receipt of same from Master Lessor. Sublessee's Proportionate Share shall be considered Additional Rent.
Parking:	Sublessee shall have the right to use one hundred (100) parking spaces in the parking facilities serving the Building.
Sublessee:	Techwell, Inc. a California corporation

Sublessee's Address After Effective Date:	404 East Plumeria Drive San Jose, California Contact Name: Graham Sangster
With a copy to:	None
Sublessor:	Novellus Systems, Inc., a California corporation.
Sublessor's Address:	4000 North First Street, M/S 60B San Jose, California 95134 Contact Name: Randy McFarland
Sublessor's Broker:	Colliers International
Sublessee's Broker:	ERA East West Realty
Tenant Improvements:	The Premises are delivered and accepted in their "as-is" condition subject to Section 9; Sublessor to provide an allowance (the "Allowance") of (i) up to Thirty Four Thousand and no/100 Dollars ($34,000) for construction of those improvements described in EXHIBIT B attached hereto and made a part hereof; and (ii) Ten Thousand and no/100 Dollars ($10,000.00), to replace the cubicle system currently situated in the Premises, for a total maximum Allowance of Forty Four Thousand and No/100 Dollars ($44,000.00)).
II.
RECITALS

        THIS SUBLEASE AGREEMENT ("Sublease") is entered as of the Effective Date by and between Sublessor and Sublessee:

        THE PARTIES ENTER this Sublease on the basis of the following facts, understandings and intentions:

        A.    GaSonics, Inc., a California corporation ("GaSonics"), entered into that certain Light Industrial Lease and an Addendum thereto (the "Addendum"), each dated October 25, 1989 (collectively, the "Original Master Lease") with Teachers Insurance and Annuity

Association of America, a New York corporation ("Teachers"), for the lease of certain premises located at 2730 Junction Avenue, San Jose, California. Teachers and GaSonics also entered into that certain First Amendment to Light Industrial Lease dated as of (no date), 1991 (the "First Amendment"), that certain Second Amendment to Light Industrial Lease dated as of April 1, 1992 (the "Second Amendment"), and that certain Third Amendment to Light Industrial Lease dated as of (no date), 1992 (the "Third Amendment"), and after TIAA Realty Inc., a Delaware corporation ("TIAA"), succeeded to Teachers' interest in the Master Lease and the premises let thereunder and GaSonics International, Inc., a California corporation ("GSI"), succeeded to GaSonics' interest in the Master Lease and the premises let thereunder, GSI and TIAA entered into that certain Fourth Amendment to Light Industrial Lease dated as of July, 1999 (the "Fourth Amendment"), and that certain Fifth Amendment to Light Industrial Lease dated as of March 23, 2000, whereby TIAA leased to GSI and GSI leased from TIAA the Premises (the "Fifth Amendment"). The term, "Master Lease" as used herein shall mean and refer to the Original Master Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment. A copy of the Master Lease (including all exhibits thereto) is attached as EXHIBIT C hereto and made a part hereof.

        B.    Pursuant to a merger and acquisition between GSI and Sublessor, Sublessor acquired all of the shares of GSI and became the successor-in-interest to Tenant's interest in the Master Lease.

        C.    Sublessor desires to sublease the Premises to Sublessee, and Sublessee desires to sublease the Premises from Sublessor, on all of the terms, covenants and conditions hereinafter set forth.

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

        1.     Sublease.    Sublessor shall sublease to Sublessee, and Sublessee shall sublease from Sublessor, the Premises for the Term upon all of the terms, covenants and conditions herein contained, and Sublessee shall have the right to use all common areas within the Project (as that term is defined in the Master Lease) to the extent that Sublessor has such rights under the Master Lease. Sublessor warrants and represents to Sublessee that (i) Sublessor has not executed any amendments or modifications to the Master Lease and that, to the best of Sublessor's knowledge, the documents attached hereto as Exhibit C, constitute a full and complete copy of the Master Lease, (ii) to the best of Sublessor's knowledge, the Master Lease commenced on January 1, 1990 (although the term applicable to the Premises commenced on May 1, 2000) and, unless sooner terminated in accordance with the terms of the Master Lease, the term expires on December 31, 2006, (iii) as of the date of execution hereof by Sublessor, Sublessor has received no written notice from Landlord of any current default or breach of any of the terms of the Master Lease, nor to its knowledge is there any fact or circumstance that with the delivery of notice or the passage of time would constitute an event of default under the Master Lease, and (iv) Sublessor is in possession of the Premises.

        2.     Condition of the Premises.

          a.     Physical Condition.    Sublessee acknowledges that Sublessee has conducted Sublessee's own investigation of the Premises and the physical condition thereof, including accessibility and location of utilities, improvements, existence of hazardous materials, including but not limited to asbestos, asbestos containing materials, polychlorinated biphenyls (PCB), and earthquake preparedness, which in Sublessee's judgment affect or influence Sublessee's use of the Premises and Sublessee's willingness to enter into this Sublease. Sublessee shall, except for the representations expressly set forth in this subparagraph, rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor, express or implied. Sublessee agrees that the Premises shall be subleased on an "as is" built-out condition and that Sublessor has made no representations or warranties of any kind in connection with improvements or physical conditions on, or bearing on, the use of the Premises, except as expressly set forth in this subsection and Section 9.

          b.     Representation and Warranty.    Sublessee represents and warrants to Sublessor that Sublessee has been given the opportunity to examine and inspect all matters with respect to taxes, expenses, insurance costs, bonds, permissible uses, the Master Lease, zoning, covenants, conditions and restrictions and all other matters which, in Sublessee's judgment, bear upon the value and suitability of the Premises for Sublessee's purposes, and that Sublessee has either so examined or investigated such matters or knowingly declined to so examine or investigate any or all of such matters. Except as otherwise expressly provided herein, Sublessee has and will rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor. Based thereon, Sublessee agrees to accept delivery of the Premises in their condition as of the date this Sublease is fully executed, subject only to Sublessor's obligation to pay for the Tenant Improvements described in EXHIBIT B as set forth in Section 9 hereof.

        3.     Sublease Subject to Master Lease.

          a.     Inclusions.    All of the terms, conditions and covenants of this Sublease shall be those stated herein and those stated in the Master Lease, the terms of which are incorporated herein by reference, except as excluded in Section 3.b herein, modified as appropriate in the circumstances so as to make such terms, covenants and conditions applicable only to the subleasing hereunder. Sublessee shall be subject to, bound by, to the extent applicable to Sublessee's use of the Premises, assume, and comply with all of said terms, covenants and conditions of the Master Lease with respect to the Premises and shall satisfy all applicable terms and conditions of the Master Lease for the benefit of both Master Lessor and Sublessor, it being understood and agreed that wherever in the Master Lease the word "Tenant"

or "Lessee" appears, for the purposes of this Sublease, the word "Sublessee" shall be substituted; where the word "Landlord" or "Lessor" appears, for the purposes of this Sublease, the-word "Sublessor" shall be substituted; where the word "Term" appears, for the purposes of this Sublease, such word shall have the definition set forth in Part I hereof; and wherever the word "Premises" or, more specifically, "404 E. Plumeria Premises," for purposes of this Sublease, such word shall refer only to the extent of the Premises sublet under this Sublease; and that upon the breach beyond any applicable cure period of any of said terms, conditions or covenants of the Master Lease by Sublessee or upon the failure of Sublessee to pay Monthly Rent or any other amount comprising Rent or to comply with any of the provisions of this Sublease, Sublessor may exercise any and all applicable rights and remedies granted to Master Lessor by the Master Lease. In the event of any conflict between this Sublease and the Master Lease, the terms of this Sublease shall control. Sublessor shall use its good faith best efforts to maintain the Master Lease in full force and effect during the term of this Sublease; provided, however, that Sublessor shall not be liable to Sublessee for any default or failure by Master Lessor, or any earlier termination of the Master Lease that is not due to the fault of the Sublessor. Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of Master Lessor, said provisions shall be construed to require the written consent of both Master Lessor and Sublessor; provided, that Sublessor shall have ten (10) business days from the date of Sublessor's receipt of Sublessee's request to respond in writing to such request and if Sublessor fails to do so within said ten (10) business day period, Sublessor shall be deemed to have approved of Sublessee's request. Sublessee hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof may likewise terminate this Sublease and any obligation whatsoever of Master Lessor to provide the Premises to Sublessee. Upon the expiration of the term of the Master Lease, the Term of the Sublease shall also expire and Sublessee shall no longer have the right to possession of the Premises. Sublessor agrees to maintain the Master Lease in force during the entire term of this Sublease not to enter into any amendment to the Master Lease that will diminish Sublessee's rights or increase its obligations under this Sublease, and to pay rent to Master Lessor in accordance with the terms of the Master Lease, subject however, to any early termination of the Master Lease as expressly provided therein without the default of Sublessor. Sublessee shall comply with the Master Lease, all applicable laws, and any other covenants, conditions and restrictions affecting the Building.

          b.     Exclusions.    The terms and provisions of the following Paragraphs and portions of the Master Lease are not incorporated into this Sublease: Article 1, Section 2.1, Section 2.2, Section 3.1, Section 3.3, Section 4.1, Section 4.2, all of Section 4.3other than the first sentence thereof, the amount of the security deposit in Section 4.5, the parenthetical first sentence of Section 7.3, the number of parking spaces in Article 17, the second sentence of Article 18, Article 21, Section 22 contained in the Addendum, and Exhibits A, B, and B-1, of the Original Master Lease; the entire First Amendment; the entire Second Amendment; the entire

Third Amendment; Sections 1, 2, 5 and 6 of the Fourth Amendment; and the entire Fifth Amendment.

          c.     Time for Notice.    The time limits provided for in the provisions of the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by three (3) business days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be within the time limit relating thereto contained in the Master Lease. If the Master Lease allows only five (5) days or less for Sublessor to perform any act, or to undertake to perform such act, or to correct any failure relating to the Premises or this Sublease, then Sublessee shall nevertheless be allowed five (5) days to perform such act, undertake such act and/or correct such failure. Provided, however, that if Sublessee has commenced to cure a non-monetary default within any cure or notice periods that the Master Lease allows and is diligently pursuing such cure, Sublessee shall be provided with such additional time as is reasonably necessary to complete such cure if, due to the nature of the breach, the cure cannot be completed within the express time period granted herein and Master Lessor agrees to such additional time.

        4.     Master Lessor's Obligations.    It shall be the obligation of Master Lessor to (i) provide all services to be provided by Master Lessor to Sublessor under the terms of the Master Lease and (ii) to satisfy all obligations and covenants of Master Lessor made to Sublessor in the Master Lease. Sublessee acknowledges that Sublessor shall be under no obligation to provide such services or satisfy any such obligations or covenants (including, without limitation, to make any repairs or replacements to the Premises or carry insurance thereon); provided, however, Sublessor, upon written notice by Sublessee, shall diligently attempt to enforce all obligations of Master Lessor under the Master Lease for the benefit of Sublessee.

        5.     Rent.

          a.     Monthly Rent.    Sublessee shall pay to Sublessor as Monthly Rent as set forth in the Basic Sublease Information, hereinabove, and other monetary obligations of Sublessee to Sublessor under the terms of this Sublease, in advance on the first day of each month of the Term, commencing on the Rent Commencement Date. In the event the Rent Commencement Date is not the first day of a calendar month or the last day of a rent period or the last day of the Term is not the last day of the calendar month, the Monthly Rent shall be appropriately prorated based on the actual number of days in the partial month. All installments of Monthly Rent shall be paid in lawful money of the United States and without deduction or offset for any cause whatsoever, but subject to any abatement of rent granted under the Master Lease to Sublessor to the extent applicable to the Premises. On the date of mutual execution hereof, Sublessee shall pay to Sublessor one installment of Monthly Rent and estimated

Additional Rent (as defined below) to be applied by Sublessor to the payment of Monthly Rent and estimated Additional Rent for the first month's rent due hereunder.

          b.     Additional Rent.    Sublessee's Proportionate Share of Sublessor's Proportionate Share shall be considered "Additional Rent." Additional Rent shall also include expenses or charges applicable to the Premises, which may be imposed, at any time, on Sublessor pursuant to the Master Lease (expressly excluding any late charges, interest or damages or other charges or penalties imposed on Sublessor due to its negligence, willful misconduct, default or delay beyond any applicable grace period pursuant to the terms of the Master Lease) as described in the Master Lease or incurred by Sublessor in compliance with the Master Lease. As herein used, "Rent" shall include Monthly Rent and Additional Rent to be paid by Sublessee pursuant to this Section 5.b. The payments of Additional Rent required of Sublessee pursuant to this Section shall be made within the same time periods after notice from Sublessor of the amount owed as are established by the Master Lease for the comparable obligation of Sublessor to make such payments to Master Lessor, or if not so provided therein, within ten (10) days of written notice from Sublessor. Notwithstanding the foregoing, Sublessee's Additional Rent will be payable in the same time and manner as required by the Master Lease. Overpayments and underpayments of Additional Rent shall be handled in the same manner as provided in the Master Lease. Any overpayment by Sublessee shall be refunded to Sublessee within five (5) business days after the reconciliation, as long as Sublessee is not otherwise in default of its obligations hereunder. Any underpayment shall be deducted from Sublessee's Security Deposit and any shortage shall be paid by Sublessee within five (5) business days after Sublessee's receipt of the reconciliation. Sublessor shall promptly provide Sublessee with copies of all relevant estimates and statements prepared by Master Lessor with respect to Additional Rent.

          c.     Security Deposit.    Upon mutual execution hereof, Sublessee shall pay to Sublessor the sum set forth in the Basic Sublease Information, hereinabove, as a security deposit, to be handled pursuant to the terms of the Master Lease.

        6.     Repairs and Maintenance.    Except as provided in Section 9 below, Sublessee acknowledges that Sublessor is under no duty to make repairs, replacements or improvements or provide utilities or other like services to the Premises, including, without limitation, any repairs necessitated by damage or destruction to the Premises or other services addressed in the Master Lease; and Sublessee hereby waives any right it may have at law or in equity to enforce the same against Sublessor. Notwithstanding the foregoing, to the extent Master Lessor is obligated under the Master Lease to make any repairs or replacements in or to the Premises, Sublessor, upon written notice from Sublessee, shall diligently attempt to enforce such obligations of Master Lessor.

        7.     Alterations.    Sublessee shall not make or suffer to be made any Alterations to the Premises except with the prior written consent of Sublessor (in the case of any Alterations costing in excess of $10,000 only), which consent shall not be unreasonably withheld or delayed, and Master Lessor (to the extent required in the Master Lease). Master Lessor and/or Sublessor may require any Alteration installed by Sublessor to be removed at the end of the term of this Sublease and the Premises must be restored to its condition existing prior to the installation of such Alteration by Sublessee (except to the extent of the Tenant Improvements described in Exhibit B as long as Master Lessor so agrees in the consent to this Sublease). If Sublessee so requests, Sublessor shall advise Sublessee of its "removal determination" at the time Sublessee requests consent to the making of such Alterations.

        8.     Access Rights.    Upon the Effective Date, deposit of the first month's Monthly Rent and Additional Rent, and the Security Deposit, and delivery of the certificates of insurance required under Section 13 below, Sublessee may access the Premises prior to the Commencement Date, in coordination with Sublessor, for the purposes of space planning, identifying its needs for use and occupancy of the Premises, and to install items that are pertinent to Sublessee's business, including, but not limited to, cabling, telephone systems, furniture partitions, security systems and the like ("Sublessee's Pre-Commencement Alterations"). Such entry shall be on all terms of this Sublease other than the obligation to pay Rent or otherwise to maintain the Premises.

        9.     Tenant Improvements.    Sublessee shall be responsible for causing the completion of the Tenant Improvements described in Exhibit B ("Tenant Improvements") at no cost or charge to Sublessor, except for the Allowance. Sublessee shall be responsible for complying with the American with Disabilities Act and similar state laws, to the extent applicable, in connection making such Tenant Improvements and otherwise during the term of Sublease. Upon completion of the Tenant Improvements, Sublessee shall provide Sublessor with an invoice of the costs incurred therefor, along with reasonable evidence thereof, and Sublessor shall reimburse Sublessee, up to the maximum Allowance set forth in the Basic Sublease Information, within fifteen (15) business days after receipt. Sublessor warrants that as of the Commencement Date and continuing through the date ninety (90) days thereafter, the mechanical, HVAC, electrical, life safety and plumbing systems serving the Premises shall be in good operating condition and repair. Thereafter, Sublessee shall be responsible for maintaining such systems in good operating condition and repair for the remainder of the Term in accordance with Section 7.1 of the Master Lease. Sublessee shall be responsible for all other repair obligations under Section 7.1 of the Master Lease from the date Sublessee gains access to the Premises and commences Sublessee's Pre-Commencement Alterations.

        10.   Assignment and Subletting.    Sublessee may assign, encumber or otherwise transfer this Sublease or sublease the Premises only so long as Sublessee complies with the terms and conditions contained in the Master Lease (including obtaining the consent of master Lessor as required therein) and obtains the prior written consent of Sublessor, which consent shall not be unreasonably withheld.

        11.   Damage and Destruction.

          a.     Termination of Master Lease.    If the Premises are damaged or destroyed and Master Lessor exercises any option it may have to terminate the Master Lease, if any, all as more particularly described in the Master Lease, this Sublease shall terminate as of the date of the termination of the Master Lease. If the Sublessor has the option to terminate the Master Lease and Sublessor wishes to terminate the Master Lease, Sublessor may exercise such option, without liability to Sublessee.

          b.     Continuation of Sublease.    If the Master Lease is not terminated following any damage or destruction as provided above, this Sublease shall remain in full force and effect, subject to an abatement of Rent as provided by the terms of the Master Lease incorporated herein to the extent applicable to the Premises.

        12.   Eminent Domain.    If any portion of the Premises sublet under this Sublease or of the Premises let under the Master Lease is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose ("Condemned" or "Condemnation"), and Master Lessor exercises any option to terminate the Master Lease, this Sublease shall automatically terminate as of the date of the termination of the Master Lease. If the Sublessor has the option to terminate the Master Lease and Sublessor wishes to terminate the Master Lease, Sublessor may exercise such option, without liability to Sublessee. If this Sublease is not terminated or the parties agree to an assignment of the Master Lease to Sublessee following any such Condemnation, this Sublease shall remain in full force and effect, subject to the provisions of the Master Lease.

        13.   Insurance.    All liability insurance policies Sublessee is required to carry shall contain a provision whereby Sublessor and Master Lessor are each named as additional insureds under such policies. The liability policies shall include coverage for contractual liability, shall provide for severability of interests and shall provide that an act or omission of one of the named insureds shall not void coverage to the other named insureds. The policies shall afford coverage on an occurrence basis and shall otherwise meet all of the requirements under Article 6 of the Master Lease. Prior to commencing Sublessee's Pre-Commencement Alterations, Sublessee shall provide a certificate or certificates of insurance evidencing the coverage herein required. Sublessor shall not be obligated to carry any insurance required of the Master Lessor under the Master Lease. Sublessor and Sublessee hereby mutually waive all claims they or anyone claiming through them might have which arise in connection with any damages suffered as a result of a casualty to the Premises to the extent that such claim or claims are covered by all-risk casualty insurance carried pursuant hereto. The waiver of subrogation provided in the Master Lease shall be deemed a three-party agreement binding among and inuring to the benefit of Sublessor, Sublessee and Master Lessor (by reason of its consent hereto).

        14.   Signage.    Sublessee, at its sole cost and expense, shall observe and abide by the Master Lease pertaining to the installation, maintenance and removal of signage during the term of its occupancy. Sublessee shall have the exclusive use of the monument sign at the corner of Montague Expressway and East Plumeria. Sublessee shall not place any signage on the exterior of the building without Sublessor and Master Sublessor's prior approval. Sublessor shall remove all of its personal signage at Sublessor's sole cost and expense. Sublessee shall install and remove its signage at Sublessee's sole cost and expense.

        15.   Parking.    So long as Sublessee is not in default and subject to the rules and regulations imposed from time to time by Master Lessor, or Sublessor, Sublessee shall have the right to the non-exclusive use of one hundred (100) parking spaces in the common parking areas serving the Premises.

        16.   Furniture.

          (a)   Sublessor hereby leases to Sublessee the items of personal property identified in EXHIBIT D hereto (the "Furniture"). The term of this lease of the Furniture shall commence on the Commencement Date, and shall be co-terminus with this Sublease. Possession of the Furniture shall be delivered to Sublessee on the Commencement Date and shall be returned to Sublessor upon the expiration or earlier termination of this Sublease.

          (b)   Sublessee accepts the Furniture in its "as is" "where is" condition and Sublessee acknowledges that Sublessor makes no warranty as to the condition of the Furniture or its present or future suitability for Sublessee's purposes.

          (c)   The Furniture shall be held at all times during the term hereof at the sole risk of Sublessee from injury, loss or destruction with the obligation of restoration or reimbursement to Sublessor. Sublessee agrees to procure and maintain throughout the term of this Sublease insurance covering the Furniture against all risk of physical loss, theft, damage and destruction. Such insurance shall be procured in commercially reasonable amounts. Sublessee shall deliver to Sublessor copies of policies of such insurance at the Commencement Date. Such insurance shall provide for payment for loss to Sublessor (the proceeds of which shall be made available to Sublessee for repair or replacement of the Furniture during the Term of this Sublease). If Sublessee fails to procure such insurance, Sublessor shall have the right to procure such insurance at Sublessee's cost. Sublessee shall not take any steps or allow to be invalidated the insurance required to be maintained hereunder.

          (d)   Upon the termination of this Lease, Sublessee shall return the Furniture to Sublessor in the same condition as when received, ordinary wear and tear excepted, conditioned on the obligations set forth in the next sentence having been accomplished. Sublessee is responsible for performing all maintenance, repair and cleaning of the Furniture, which may be necessary to maintain the Furniture in the condition in which it was initially provided to Sublessee.

          (e)   The Furniture shall at all times be and remain the exclusive property of Sublessor, and Sublessee shall have no title therein. The Furniture or any of Sublessee's rights under this Sublease shall not be assigned or transferred by Sublessee to any person, firm or corporation without the prior written consent of Sublessor and any attempted assignment or transfer in violation hereof shall, at the option of Sublessor, be void. Sublessee covenants that: (i) Sublessee will not assign, pledge, loan, mortgage, or part with possession of any of the Furniture, or in any other manner attempt to dispose of it, or permit its use by others or suffer any liens or legal process to be incurred or levied thereon; (ii) Sublessee will not make any alterations or permit any alterations to be made on or to the Furniture without the written consent of Sublessor (or as otherwise contemplated in Exhibit B hereto); and (iii) Sublessee will keep and maintain the Furniture at the Premises.

          (f)    Sublessee shall, during the term of this Sublease, pay and discharge all license fees, assessments and sales, use, property and other tax or taxes now or hereafter imposed by any state, Federal or local government upon the ownership, leasing, renting, sale, possession or use of the Furniture whether the same be assessed to Sublessor or Sublessee, together with any penalties or interest in connection therewith.

        17.   Miscellaneous.

          a.     Entire Agreement.    This Sublease contains all of the covenants, conditions and agreements between the parties concerning the Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Premises, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

          b.     Master Lessor's Consent.    This Sublease is conditioned upon Master Lessor's written approval of this Sublease, and upon execution hereof, Sublessor shall use commercially reasonable efforts to obtain such consent as promptly as possible, and Sublessee shall cooperate with Sublessor. If Master Lessor refuses to consent to this Sublease or Sublessor cannot obtain such consent by July 23, 2004, this Sublease may be terminated by either party upon written notice and neither party shall have any continuing obligation to the other with respect to the Premises. Upon such termination, Sublessor shall promptly refund all monies previously paid by Sublessee to Sublessor pursuant hereto and Sublessee shall remove all personal property and restore the Premises to the extent of Sublessee's Pre-Commencement Alterations. Sublessee shall also repair any damage caused by the removal of its personal property and the removal of Sublessee's Pre-Commencement Alterations.

          c.     Authority.    Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

          d.     Attorney's Fees.    In the event either party shall bring any action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorney's fees and court costs as part of such action or proceeding.

          e.     Waiver of Jury Trial.    Sublessee and Sublessor each waive trial by jury in any action or other proceeding (including counterclaims), whether at law or equity, brought by Sublessee or Sublessor against the other on matters arising out of or in any way related to or connected with this Sublease or any transaction contemplated by, or the relationship between Sublessee and Sublessor, or any action or inaction by any party under, this Sublease.

          f.      Definitions.    All capitalized words used herein shall have the meaning given each herein or, if not so defined, the meaning set forth in the Master Lease.

          g.     Broker.    Sublessor shall pay a commission to Sublessor's Broker identified in Part I of this Sublease pursuant to a separate agreement between Sublessor and Sublessor's Broker, from which commission Sublessee's Broker shall be free to share as Sublessor's Broker and Sublessee's Broker may agree. The parties hereto agree that no other brokers or finders have been involved in the transaction described in this Sublease and the parties hereby agree that in the event any other broker, salesperson or other person makes any claim for any commission or fmder's fee based upon the sublease to Sublessee of the Premises or any other items or interests contemplated by this Sublease, the parties through whom said broker, salesperson or other person makes its claim shall indemnify and hold harmless the other party from said claim and all liabilities, costs and, expenses relating thereto, including reasonable attorneys' fees, which may be incurred by such other party in connection with such claim.

          h.     Condition upon Surrender.    At the expiration or earlier termination of this Sublease, Sublessee shall be required to have the carpets vacuumed and return the Premises in a broom-clean condition, vacant of occupants. Sublessee shall remove all of Sublessee's personal property. Subject to the terms of the Master Lease, Sublessee shall remove all Sublessee's Alterations (including Sublessee's Pre-Commencement Alterations) and any other alterations and/or improvements from the Premises and restore the Premises to the condition existing as of the Effective Date of this Sublease, ordinary wear and tear excepted and except to the extent of the Tenant Improvements constructed by Sublessor. Sublessee shall repair any and all damage resulting from the removal of said personal property and the removal of Sublessee's Alterations and other alterations and/or improvements caused by Sublessee.

          i.      Quiet Enjoyment.    Sublessor covenants that, as long as Sublessee shall fulfill its obligations pursuant to this Sublease, Sublessee shall and may peaceably an quietly have, hold and enjoy the Premises and all parts thereof subject to the terms of this Sublease.

          j.      Limitation of Liability.    In no event shall either party to this Sublease be liable to the other under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits (excluding rent or damages for rent payable hereunder), exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement or the parties regardless of whether or not any party has been advised of the possibility of such damages.

          k.     Hazardous Materials Indemnity.    Without limiting in any way Sublessee's obligations under any other provision of this Sublease and the Master Lease, Sublessee and its successors and assigns shall indemnify, protect, defend (with counsel approved by Sublessor) and hold Sublessor, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (the "Sublessor Indemnified Parties") harmless from any and all claims, damages, liabilities, losses, costs and expenses of any nature whatsoever, known or unknown, contingent or otherwise (including, without limitation, attorneys' fees, litigation, arbitration and administrative proceedings costs, expert and consultant fees and laboratory costs, as well as damages arising out of the diminution in the value of the Premises or any portion thereof, damages for the loss of the Premises, damages arising from any adverse impact on the marketing of space in the Premises, and sums paid in settlement of claims) (collectively "Claims"), which arise during or after the Term in whole or in part as a result of the presence of any hazardous or toxic materials, in, on, under, from or about the Premises caused by Sublessee, its agents, employees or contractors, unless such Claims arise out of or are caused by any of the Sublessor Indemnified Parties. Without limiting in any way Sublessor's obligations under any other provision of this Sublease and Master Lease, as amended, Sublessor and its successors and assigns shall indemnify, protect, defend (with counsel approved by Sublessee) and hold Sublessee, and its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns ("Sublessee Indemnified Parties") harmless against all Claims if arising out of or caused by the Sublessor, its agents, employees or contractors, unless such Claims arise out of or are caused by any of the Sublessee Indemnified Parties. The indemnities contained herein shall survive the expiration or earlier termination of this Sublease.

          l.      Notices.    Any notice which is required or permitted to be given by either party under this Sublease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery or by nationally recognized overnight courier service at the addresses set forth above. Each party shall further use reasonable efforts to provide the other party with a courtesy copy of any notice by fax and by electronic mail. Any such notice shall be deemed given on the earlier of two (2) business days after the date sent in accordance with one of the permitted methods described above or the date of actual receipt thereof, provided that receipt of notice solely by fax or electronic mail shall not be deemed to be delivery of notice hereunder. The time period for responding to any such notice shall begin on the date the notice is actually received, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address, shall be deemed receipt. Either party may change its notice address by providing written notice to the other party in accordance with the terms herein.

        IN WITNESS WHEREOF, the parties hereto have executed one (1) or more copies of this Sublease, effective as of the Consent Date.

"Sublessor"
NOVELLUS SYSTEMS, Inc., a California Corporation
By:	/s/ KEVIN ROYAL
Name: Kevin Royal
Its: VP and CFO
"Sublessee"
TECHWELL, INC., a California corporation
By:	/s/ FUMIHIRO KOZATO
Name: Fumihiro Kozato
Its: President and CEO
By:

Name:
Its:

CONSENT TO SUBLEASE AGREEMENT

(Form to be provided by Master Lessor upon execution of Sublease by Sublessor and Sublessee and submission to Owner for Consent)

1

CONSENT TO SUBLEASE AGREEMENT

        The undersigned, FSP Montague Business Center Corp. ("Underlying Landlord"), hereby consents to the execution and delivery of a certain Agreement of Sublease (the "Sublease"), dated as of August 1, 2004, between Novellus Systems, Inc. ("Novellus") as sublessor and Techwell, Inc. ("Techwell") as sublessee covering 27,908 rentable square feet of the space (the "Premises") that is the subject of a certain light Industajal Lease Agreement ("Master Lease"), dated effective as of October 25, 1989, and last amended as of March 23, 2000, between Teachers Insurance and Annuity Association of America ("Original Landlord") and GaSonics, Inc. ("Original Tenant"). Underlying Landlord's consent to the Sublease is subject to and condition upon the following:

        1.     Underlying Landlord has no knowledge of the existence or continuation of any default under Master Lease and Underlying Landlord has made no investigation or inquiry regarding such matter and does not, by the delivery of this consent, waive any rights that Underlying Landlord may have if Underlying Landlord later discovers that a default has occurred. Underlying Landlord has succeeded to all of Original Landlord's interest as "Landlord" under the Master Lease.

        2.     Neither the Sublease nor this consent shell amend or modify any of the terms of the Master Lease. Techwell's use and occupancy of the Premises shall be subject to all of the terms of the Master Lease and in the event of any conflict between the Sublease and the Master Lease, the Master Lease shall control.

        3.     Notwithstanding the Sublease, Novellus shall remain fully liable for all of the duties and obligations of the Tenant under the Master Lease.

        4.     Techwell shall be obligated to obtain Underlying Landlord's consent to any action with respect to which Tenant would be required to obtain Underlying Landlord's consent under the Master Lease, such as alterations or additions to the Premises.

        5.     No privity of contract is created between Underlying Landlord and Techwell by virtue of the Sublease or this consent. Underlying Landlord shall not have any responsibility or obligation to Techwell for the performance by Novellus of any of its obligations under the Sublease and Underlying Landlord's consent shall not give Techwell any rights directly against Underlying Landlord or create or impose any obligation or liability of Underlying Landlord in favor of Techwell. If Novellus shall default under the Sublease or if Techwell shall be entitled to any remedy or relief as a result of the occurrence of any event, act or omission, Techwell's sole and exclusive remedy shall be against Novellus, Techwell's rights and interests in the Premises is derived solely through the Sublease and Underlying Landlord's consent does not create any non-disturbance rights in favor of Techwell.

        6.     The Sublease may not be amended or supplemented without Underlying Landlord's prior written consent. Techwell shall not have the right to assign its rights under the

Sublease or to further sublet any of the Premises without first obtaining Underlying Landlord's consent.

        7.     Termination of the Master Lease shall automatically terminate the Sublease, notwithstanding any provision to the contrary in the Sublease.

        8.     Under Section 13 of the Sublease regarding Insurance, Underlying Landlord shall be named as additional insured under the liability policy and as a loss payee under the property insurance. Novellus shall be required to obtain evidence of such insurance on request.

        9.     If Novellus has the right to apply any of Techwell's security deposit (referred to in Section 5 of the Sublease) in accordance with its rights under the Sublease, the funds representing such security deposit shall be received in trust for the benefit of Underlying Landlord and shall be applied first to pay or perform any past due or delinquent obligations under the Master Lease before being applied to pay or satisfy any other obligation or liability of Techwell.

        10.   This consent shall not be effective or binding on Underlying Landord until (i) Landlord has received and approved a copy of the final executed Sublease, and (ii) Novellus has paid Review Fee (waived if no legal costs are incurred due to requested changes to this document) in connection with the review and approval of the Sublease and the issuance of this consent.

        11.   The approval of Novellus and Techwell to the terms and provisions in this consent is a condition to the effectiveness of this consent.

EXECUTED on this 19th day of July, 2004.

UNDERLYING LANDLORD:
FSP MONTAGUE BUSINESS CENTER CORP., a Delaware Corporation
By:	/s/ GEORGE J. CARTER
Name:	George J. Carter
Title:	President

CONSENT TO SUBLEASE AGREEMENT
404 Plumeria Drive, San Jose, California

SUBLESSOR
NOVELLUS SYSTEMS, Inc., a California Corporation
By:	/s/ KEVIN ROYAL
Name:	Kevin Royal
Title:	Vice President and CFO
Date:	7-14-04

SUBLESSEE
TECHWELL, Inc. a California Corporation
By:	/s/ GRAHAM SANGSTER
Name:	Graham Sangster
Title:	CFO
Date:	7-13-2004

EXHIBIT A

Description of Premises

        Approximately 27,908 rentable square feet located at 404 East Plumeria Drive, San Jose, California, as illustrated on the attached plan:

A-1

EXHIBIT B

Tenant Improvements

        The Tenant Improvements for the Premises shall consist of the following items, consistent with the Sapce Plan Attached hereto and made a part of this Exhibit B:

  1.
  Remove a set of seven (7) offices in the center of the office space per the Space Plan; the floor carpeting, ceiling and lighting will be finished to match existing surrounding area. Carpet may not match exactly based on availability.
  2.
  Remove wall dividing existing lunch room and conference room and make new enlarged lunch room; carpet from conference room to be replace with vinyl floor tile similar to existing.
  3.
  Install 8 feet wide by 8 feet tall cased opening in wall dividing dock area to interior storage room; floor finish to be similar to existing.

        Sublessor will manage the construction process of the Tenant Improvements at no additional cost to Sublessee.

B-1

EXHIBIT C

Master Lease (Including Exhibits)

C-1

EXHIBIT D

Description of Furniture

        All Conference room and Office furniture to be further defined by inclusion of Furniture Inventory prior to Sublease Commencement

D-1

QuickLinks

  Exhibit 10.5
SUBLEASE AGREEMENT
CONSENT TO SUBLEASE AGREEMENT
EXHIBIT A DESCRIPTION OF PREMISES
EXHIBIT B TENANT IMPROVEMENTS
EXHIBIT C MASTER LEASE
EXHIBIT D DESCRIPTION OF FURNITURE